QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITORS

        We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the JetBlue Airways Corporation 2002 Stock Incentive Plan and the JetBlue Airways Corporation Crewmember Stock Purchase Plan of our reports dated January 25, 2002, except Note 15, as to which date is March 29, 2002, with respect to the financial statements and schedule of JetBlue Airways Corporation included in its Registration Statement (Form S-1 No. 333-82576), in the form in which it became effective, filed with the Securities and Exchange Commission.

                          /s/ Ernst & Young LLP

New York, New York
April 16, 2002

QuickLinks

CONSENT OF INDEPENDENT AUDITORS